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                                                                EXHIBIT 99.d(34)

                                                                December 1, 2005

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California  92660

              FORM OF INVESTMENT ADVISORY AGREEMENT FOR SUBADVISER
                 (HARBOR REAL RETURN (INFLATION PROTECTED) FUND)

Dear Sirs:

Harbor Capital Advisors, Inc. (the "Adviser"), a Delaware corporation, with its principal offices at One SeaGate, Toledo, Ohio 43666, is the investment adviser to Harbor Fund (the "Trust") on behalf of the Harbor Real Return (Inflation Protected) Fund (the "Fund"). The Trust has been organized under the laws of Delaware to engage in the business of an investment company. The shares of beneficial interest of the Trust ("Shares") are divided into multiple series including the Fund, as established pursuant to a written instrument executed by the Trustees of the Trust. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Pursuant to authority granted the Adviser by the Trust's Trustees, the Adviser has selected you to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth below. You are willing to act as such a sub-investment adviser and to perform such services under the terms and conditions hereinafter set forth, and you represent and warrant that you are an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). Accordingly, the Adviser and the Trust on behalf of the Fund agree with you as follows:

1. DELIVERY OF FUND DOCUMENTS. The Adviser has furnished you with copies, properly certified or authenticated, of each of the following:

      (a) Agreement and Declaration of Trust of the Trust, as in effect on the date hereof (the "Declaration of Trust").

      (b)   By-Laws of the Trust as in effect on the date hereof (the
            "By-Laws").

      (c) Resolutions of the Trustees selecting the Adviser as investment adviser and you as a sub-investment adviser and approving the form of this Agreement.

      The Adviser will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, including future resolutions of the Trustees approving the continuance of the items listed in (c) above.

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PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
HARBOR REAL RETURN (INFLATION PROTECTED) FUND
DECEMBER 1, 2005

2. ADVISORY SERVICES. You will regularly provide the Fund with advice concerning the investment management of that portion of the Fund's assets that are allocated to you, which advice shall be consistent with the investment objectives and policies of the Fund as set forth in the Fund's Prospectus and Statement of Additional Information and any investment guidelines or other instructions received in writing from the Adviser. The Board of Trustees or the Adviser may, from time to time, make additions to and withdrawals from the assets of the Fund allocated to you. You will determine what financial instruments shall be purchased for such portion of the Fund's assets, what financial instruments shall be held or sold by such portions of the Fund's assets, and what portion of such assets shall be held uninvested, subject always to the provisions of the Trust's Declaration of Trust and By-Laws, and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund's Prospectus and Statement of Additional Information, or any investment guidelines or other instructions received in writing from the Adviser, and subject, further, to such policies and instructions as the Board of Trustees may from time to time establish and deliver to you. In accordance with paragraph 5, you or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio financial instruments with brokers or dealers selected by you for that portion of the Fund's assets for which you serve as sub-investment adviser.

      The Adviser shall provide you with written statements of the Declaration of Trust; the By-Laws; the Fund's written investment objectives and policies; the Prospectus and Statement of Additional Information and instructions, as in effect from time to time; and you shall have no responsibility for actions taken in reliance on any such documents. You will conform your conduct to, and will ensure that your management of the portion of the Fund's assets allocated to you complies with, the Investment Company Act and Investment Advisers Act and all rules and regulations thereunder, the requirements for qualification of the Fund as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable federal and state laws and regulations, and with the provisions of the Fund's Registration Statement as amended or supplemented under the Securities Act of 1933, as amended, and the Investment Company Act.

      You shall maintain written compliance policies and procedures that you reasonably believe are reasonably designed to prevent yourself and, as a result, the Fund from violating applicable federal securities laws relating to that portion of the Fund's assets allocated to you. You agree to provide the Trust and the Adviser with such reports and certifications and with such access to your officers and employees that the Trust or Adviser may reasonably request for the purpose of assessing the adequacy of your compliance policies and procedures. You agree to notify the Adviser promptly upon detection of any breach of any of the Fund's policies, guidelines or procedures and of any violation of any applicable law or regulation, including the Investment Company Act and Subchapter M of the Code, relating to that portion of the Fund's assets allocated to you. You also agree to notify us promptly upon detection of any material violations of your compliance policies and procedures that relate to the Fund or your activities as an investment adviser generally, such as when the violation could be considered material to your advisory clients.

      You shall keep the Fund's books and records to be maintained by you and shall timely furnish to the Adviser all information relating to your services hereunder needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. You agree that all records which you maintain for the Fund are the property of the Fund and you shall surrender promptly and without any charge to the Fund any of such records required to be

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PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
HARBOR REAL RETURN (INFLATION PROTECTED) FUND
DECEMBER 1, 2005

      maintained by you, provided that you may retain a copy as required for regulatory recordkeeping purposes.

      In the performance of your duties hereunder, you are and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed to be an agent of the Trust or the Fund or of the Adviser. You will make your officers and employees available to meet with the Trustees and the Trust's or Adviser's officers at least quarterly on due notice to review the investments and investment program of the portion of the Fund's assets allocated to you in light of current and prospective economic and market conditions.

      Nothing in this Agreement shall limit or restrict the right of any of your directors, officers and employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict your right to engage in any other business or to render service of any kind to any other corporation, firm, individual or association, except as specifically prescribed in Section 4.

      You shall not be responsible for taking any action to vote proxies for publicly traded equity securities. Notwithstanding the foregoing, you may receive information concerning assets held in the Account, including without limitation, conversion rights, subscription rights, warrants, options, pendency of calls, maturities of securities, expiration of rights, tender or exchange offers, or any other right or power requiring a discretionary decision by you. With respect to assets other than publicly traded equity securities, you shall, when in the best interests of the Fund exercise such rights and/ or powers. Additionally, you may receive and take action with respect to debt restructurings, reorganizations, refinancings or similar events with respect to securities or loans held in the Fund's portfolio, and may receive and take action with respect to proxies for private equity securities.

      Your investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts and options thereon, in accordance with the SAI and Prospectus for the Trust. The Adviser will: (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "brokerage accounts") on behalf of and in the name of the Fund and (ii) execute for and on behalf of the Fund, standard customer agreements with a broker or brokers. You may, using such of the securities and other property in the Fund's portfolio as you deem necessary or desirable, direct the custodian to deposit on behalf of the Fund's portfolio, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as you deem desirable or appropriate. You have delivered to us a copy of your Disclosure Document, as amended, dated June 1, 2005, on file with the Commodity Futures Trading Commission. We hereby acknowledge receipt of such copy.

3. ALLOCATION OF CHARGES AND EXPENSES. You will bear your own costs of providing services hereunder. Other than as herein specifically indicated, you will not be required to pay any expenses of the Fund.

4. COMPENSATION OF THE SUBADVISER. For all investment management services to be rendered hereunder, the Adviser will pay to you a fee, as set forth in Schedule A attached hereto, quarterly in arrears beginning in [DATE], based on a percentage of the average daily net asset value of the

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PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
HARBOR REAL RETURN (INFLATION PROTECTED) FUND
DECEMBER 1, 2005

      portion of the Fund that you managed. Consistent with the provisions of Rule 22c-1 under the Investment Company Act, the net asset value of the Fund is computed in the manner specified in the Fund's Prospectus and Statement of Additional Information for the computation of the net assets by the Fund's custodian. If determination of the value of the net assets is suspended for any particular business day, then for the purposes of this paragraph 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets. If the Fund's custodian determines the value of the net assets of the Fund's portfolio more than once on any day, the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this paragraph 4.

      In the event the Subadviser adopts a new, lower fee schedule for any other client where: (1) the assets under management for such client are in a portfolio that is substantially similar in investment style and investment services as those of the Fund; and (2) total assets under management for such client are less than or equal to the market value of the assets under management of the Fund, such new fee schedule shall become applicable to the Fund for the remaining term of the Agreement as of the effective date of such new fee schedule upon thirty (30) days written notice thereof by the Subadviser to the Fund.

      Your services to the Fund pursuant to the Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and other services to others.

5. AVOIDANCE OF INCONSISTENT POSITION AND BROKERAGE. In connection with purchases or sales of portfolio financial instruments for the account of the portion of the Fund allocated to you, neither you nor any of your directors, officers, employees or affiliates will act as a principal or agent or receive any compensation in connection with the purchase or sale of investment financial instruments by the Fund, other than the compensation provided for in this Agreement, except as permitted by the Investment Company Act and approved by the Board of Trustees. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio financial instruments for the portion of the Fund's account allocated to you with brokers or dealers selected by you. In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Fund the most favorable execution and net price available. It is also understood that it is desirable for the Fund that you have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, you are authorized to place orders for the purchase and sale of financial instruments for the Fund with such certain brokers, subject to review by the Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to you in connection with your services to other clients. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

      You will advise the Trust's custodian and the Adviser on a prompt basis of each purchase and sale of a portfolio security specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may be reasonably required. From time to time as the Board of Trustees or the Adviser may reasonably request, you will furnish to the Trust's officers and to each of its Trustees reports on

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PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
HARBOR REAL RETURN (INFLATION PROTECTED) FUND
DECEMBER 1, 2005

      portfolio transactions and reports on issues of securities held in the portfolio, all in such detail as the Trust or the Adviser may reasonably request.

      Provided the investment objectives of the Fund are adhered to, and such aggregation is in the best interests of the Fund, you may aggregate sales and purchase orders of securities held for the Fund with similar orders being made simultaneously for other accounts managed by you or with accounts of your affiliates, if in your reasonable judgment, such aggregation is equitable and consistent with your fiduciary obligation to the Fund and shall result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. The Fund acknowledges that the determination of such economic benefit to the Fund by you is subjective and represents your evaluation that the Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by you in the manner you consider to be the most equitable and consistent with your fiduciary obligations to the Fund and to such other clients.

6. LIMITATION OF LIABILITY OF SUBADVISER. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part or from reckless disregard by you of your obligations and duties under this Agreement.

      The Adviser shall indemnify you for any damages and related expenses incurred by you as a result of the performance of your duties hereunder, unless the same shall result from behavior found by a final judicial determination to constitute willful misfeasance, bad faith or gross negligence or from reckless disregard by you of your obligations and duties under this Agreement.

7. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall remain in force until December 1, 2007 and from year to year thereafter, but only so long as such continuance, and the continuance of the Adviser as investment adviser of the Fund, is specifically approved at least annually in the manner prescribed in the Investment Company Act and the rules and regulations thereunder, subject however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. This Agreement may, on 30 days' written notice, be terminated at any time without penalties charged to the Fund, by the Board of Trustees, by vote of a majority of the outstanding voting securities of the Fund, by the Adviser, or by you. This Agreement will terminate immediately upon the assignment of the investment advisory agreement between the Adviser and the Trust, on behalf of the Fund. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of "interested person", "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulations or order.

8. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against

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PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
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      whom enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Adviser or you or of the Trust.

      It shall be your responsibility to furnish to the Board of Trustees such information as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to paragraphs 7 or 8 hereof.

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

10. MISCELLANEOUS. It is understood and expressly stipulated that neither the holders of Shares of the Trust or the Fund nor the Trustees shall be personally liable hereunder. The name "Harbor Fund" is the designation of the Trustees for the time being under the Declaration of Trust and all persons dealing with the Trust or the Fund must look solely to the property of the Trust or the Fund for the enforcement of any claims against the Trust or the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Fund. No series of the Trust shall be liable for any claims against any other series or assets of the Trust.

      The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. PROHIBITION ON CONSULTING WITH OTHER SUBADVISERS. You are prohibited from consulting with any other subadviser to Harbor Fund,. if any, or the subadviser to any other investment company (or separate series of an investment company) managed by the Adviser concerning Harbor Fund's transactions in securities or other assets, except for the purpose of complying with the conditions of Rule 12d3-1 (a) and (b) under the Investment Company Act.

12. CONFIDENTIALITY. You shall maintain all non-public information regarding the Fund's portfolio, including the list of portfolio securities held by the Fund, which you receive or have access to in the course of performing your duties hereunder as strictly confidential. You shall not disclose or disseminate such non-public information to any third party unless such disclosure is approved in writing by the Fund or the Adviser or is otherwise required by law or regulatory authority. You shall not use your knowledge of non-public information regarding the Fund's portfolio as a basis to place or recommend any securities transactions for your own benefit to the detriment of the Fund.

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PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
HARBOR REAL RETURN (INFLATION PROTECTED) FUND
DECEMBER 1, 2005

If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return one such counterpart to the Fund and the other such counterpart to the Adviser, whereupon this letter shall become a binding contract.

                                         HARBOR FUND ON BEHALF OF
                                              HARBOR REAL RETURN (INFLATION
                                              PROTECTED) FUND

                                         By: ______________________________
                                             David G. Van Hooser, President

                                         HARBOR CAPITAL ADVISORS, INC.

                                         By: _______________________________
                                             Charles F. McCain, Executive Vice
                                             President

The foregoing Agreement is hereby accepted as of the date thereof.

                                         PACIFIC INVESTMENT MANAGEMENT
                                              COMPANY LLC

                                            By: ________________________________

                                            Name: ______________________________

                                            Title: _____________________________

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